                                                                   Exhibit 10.32

                         REAL ESTATE PURCHASE AGREEMENT

                                 BY AND BETWEEN


           Firstar DuPage Bank Trust No. 3612 dated December 4, 1989,
          Firstar DuPage Bank Trust No. 3625 dated February 22, 1990,
           West Suburban Bank Trust No. 1975 dated December 13, 1978, and the direct and indirect beneficiaries thereof
                          (collectively, the Sellers)

                                      AND

                     THE PRIME GROUP, INC. (the Purchaser)

                         REAL ESTATE PURCHASE AGREEMENT

                               TABLE OF CONTENTS

PARAGRAPHS                                                                 PAGES
1.   Sale and Purchase  -1-
     -----------------

2.   Purchase Price, Earnest Money  -2-
     -----------------------------

3.   Feasibility Period  -3-
     ------------------

4.   Infrastructure Improvements and Reciprocal Easement Agreement  -4-
     -------------------------------------------------------------

5.   Conveyance; Permitted Title Exceptions  -11-
     --------------------------------------

6.   Closing  -11-
     -------

7.   Method of Closing  -12-
     -----------------

8.   Commitment and Survey  -12-
     ---------------------

9.   Title Policy  -13-
     ------------
10.     Correction of Defects........................  -14-
        ---------------------------------------------

11.     Seller's Deliveries; Inspection..............  -14-
        ---------------------------------------------

12.     Seller's Covenants...........................  -15-
        ---------------------------------------------

13.     Representations and Warranties...............  -16-
        ---------------------------------------------

14.     Environmental Indemnity......................  -21-
        ---------------------------------------------

15.     Conditions to Purchaser's Obligation to Close  -22-
        ---------------------------------------------

16.     Provisions with Respect to Closing...........  -24-
        ---------------------------------------------

17.     Closing Adjustments..........................  -25-
        ---------------------------------------------

18.     Condemnation.................................  -26-
        ---------------------------------------------

19.     Defaults and Remedies........................  -27-
        ---------------------------------------------

20.     Modification, Waiver, etc....................  -27-
        ---------------------------------------------

21.     Notices......................................  -28-
        ---------------------------------------------

22.     Governing Law................................  -29-
        ---------------------------------------------

                        REAL ESTATE PURCHASE AGREEMENT
                        ------------------------------


     THIS REAL ESTATE PURCHASE AGREEMENT ("Agreement") is made and entered into as of the Effective Date (defined on the signature page below), by and between The Prime Group, Inc., an Illinois corporation ("Purchaser"); and Firstar DuPage Bank (Glen Ellyn, Illinois) Trust No. 3612 dated December 4, 1989, Firstar DuPage Bank (Glen Ellyn, Illinois) Trust No. 3625 dated February 22, 1990, West Suburban Bank (Lombard, Illinois) Trust No. 1975 dated December 13, 1978 (such three trusts hereinafter referred to as the "Trusts"), and the respective direct and indirect beneficiaries of the Trusts including L/M Development, an Illinois general partnership, and Leland M. Stahelin and Gladys Stahelin, individuals acting as custodian for Michael Stahelin under the Uniform Gift to Minors Act (such direct and indirect beneficiaries of the Trusts hereinafter referred to as the "Beneficiaries") (the Trusts and the Beneficiaries are collectively hereinafter referred to as the "Sellers").


     In consideration of the mutual covenants, agreements, representations and warranties set forth in this Agreement, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.  Sale and Purchase.
         -----------------

     Sellers agree to sell, convey and assign to Purchaser, and Purchaser agrees to purchase, acquire and accept under the terms and conditions and for the Purchase Price (as defined below) the following:

     (1) All of the land situated at the southwest corner of the intersection of DuPage Boulevard and Nicoll Avenue in Glen Ellyn, DuPage County, Illinois, and legally described on Exhibit A which is attached hereto and made a part hereof, consisting of approximately 357,000 square feet (which number includes the area occupied by a right of way known as Milton Avenue and which is further discussed in Paragraph 30(a) of this Agreement, but which right of way is not owned by Sellers), together with the improvements (if any) located on such land, all rights, privileges, easements and appurtenances belonging or appertaining to such land, including any right, title and interest in and to streets, alleys and rights-of-way adjacent to such land (such land and all such improvements, rights, privileges, easements and appurtenances are collectively referred to herein as the "Real Estate").

     (2) All tangible or intangible personal property or interest therein now or hereafter owned or held by Sellers in connection with the Real Estate (or any portion thereof) or in connection with the ownership, operation, management or use thereof, including, but not limited to, (a) any contract rights and other agreements or leases designated by Purchaser pursuant to Paragraph 10B hereof; (b) all current assignable contracts guarantees and warranties (including guarantees and warranties pertaining to the acquisition of the Real Estate, or any parcel thereof by Sellers), licenses and other permits, approvals, authorizations, certificates, permissions, no action letters and similar assurances issued by any private person or persons or by any governmental or quasi-governmental authority or authorities relating to the Real Estate, or any portion thereof, or the ownership, operation, management or use thereof, and (c) any surveys, soil and substrata studies, water studies or environmental studies in Sellers' possession relating to the Real Estate, or any portion thereof (all of the foregoing are hereinafter collectively called the "Personal Property").

     The Real Estate and the Personal Property are herein sometimes collectively called the "Premises".

     2.  Purchase Price, Earnest Money.

     A. The purchase price (the "Purchase Price") for the Premises shall be Two Million Six Hundred Thousand and no/100ths Dollars ($2,600,000.00) payable at the Closing (defined below) as provided in this Agreement.

     B. Within five (5) business days after the execution and delivery of this Agreement by Purchaser and Sellers, Purchaser shall deposit the sum of Ten Thousand and no/100 Dollars ($10,000.00) "Earnest Money" in an escrow ("Escrow") established with Chicago Title Insurance Company (the "Title Company") in accordance with escrow instructions substantially in the form attached hereto as Exhibit B (the "Instructions"). Within five business days after the expiration of the Feasibility Period (defined below), Purchaser shall deposit additional Earnest Money in the amount of Forty Thousand and no/100ths Dollars ($40,000.00) into the Escrow with the Title Company governed by the Instructions. The Earnest Money (in whatever amount is in the Escrow with the Title Company from time to time) shall be invested in a money market fund or in such other investment instrument or account designated by Purchaser. At the Closing, the Earnest Money, together with all interest and earnings accrued thereon, shall be returned to Purchaser in accordance with Paragraph 15(C) below (unless it has been applied toward Purchaser's obligation to deposit the Purchase Price for the Closing in accordance with Paragraphs 3 and 15(B) below).

     3. Feasibility Period. This Agreement shall be contingent upon the satisfactory inspection of the Premises by Purchaser, in

Purchaser's sole and absolute discretion and judgment, during the period (the "Feasibility Period") commencing on the Effective Date of this Agreement, and ending on the later of (a) the date which is sixty (60) days after the Effective Date of this Agreement, or (b) the date which is thirty (30) days after the date on which Purchaser receives the last of the following:

          (1)  The Commitment (as defined below);

          (2)  The Survey (as defined below);

          (3)  The Searches (as defined below); and

          (4)  The information referenced in Paragraph 10 below.

     During the Feasibility Period, Purchaser shall have the right to physically inspect the condition of the Premises, to review the books, files and records maintained for the Premises, to conduct various tests with respect to the Premises, including, but not limited to, soil tests and environmental and hazardous and toxic waste tests and to otherwise determine the feasibility (economic or otherwise) of the acquisition, ownership and development of the Premises.

     At any time during the Feasibility Period, Purchaser, in Purchaser's sole and absolute discretion, may, upon written notice to Sellers, terminate this Agreement, in which event, all of the rights, duties and obligations of the parties hereto shall immediately terminate, and this Agreement shall be null, void and of no further force or effect. If, in Purchaser's sole judgment and discretion, Purchaser decides that it does not wish to proceed with the purchase, Purchaser shall give Sellers written notice of such fact on or before the end of the Feasibility Period; promptly after Sellers' receipt of such notice from Purchaser, Sellers and Purchaser shall direct the Title Company to return all of the Earnest Money in the Escrow, together with all interest and earnings accrued thereon, to Purchaser.

     In the event Purchaser does not notify Sellers in writing on or before the end of the Feasibility Period of Purchaser's election to terminate this Agreement, Purchaser shall purchase the Premises in accordance with and subject to the terms and conditions set forth in this Agreement, and all Earnest Money shall be credited to Purchaser and applied toward Purchaser's obligations under Paragraph 15(B) below to deliver consideration to the Sellers at the Closing. Sellers shall cooperate fully with Purchaser and Purchaser's agents, employees and representatives in connection with Purchaser's inspections, tests, surveys and studies of the Premises.

     Sellers acknowledge and approve Purchaser's intent to develop the Real Estate as a congregate-care and assisted-living senior housing facility. During the Feasibility Period, Purchaser shall deliver to Sellers a proposed site plan and a conceptual exterior elevation drawing for Sellers' review and approval, such approval not to be unreasonably withheld and such review and approval period not to exceed five (5) business days.

     Anything in this Agreement to the contrary notwithstanding, the obligations of the parties under this Agreement are conditioned upon the negotiation and agreement, prior to the expiration of the Feasibility Period, of the reciprocal easement and maintenance agreement discussed in Paragraphs 15A(7), 30(b), 30(c) and 30(d) below.


     4. Conveyance; Permitted Title Exceptions. Conveyance of the Real Estate shall be by trustee's deeds delivered to Purchaser, or to a person or entity designated by Purchaser ("Purchaser's Nominee"), in recordable form, conveying to Purchaser or Purchaser's Nominee good, marketable and indefeasible fee simple title to the Real Estate, subject only to (a) covenants, conditions and restrictions of record as revealed in the Commitment (defined below) and not objected to in writing by Purchaser within the time period required under Paragraph 9 below; and (b) general real estate taxes which are not yet due and payable (hereinafter called the "Permitted Title Exceptions"). Unless expressly agreed to by Purchaser in writing and in Purchaser's sole discretion, any title exceptions pertaining to liens (except for any lien(s) caused by Purchaser) of a definite or ascertainable amount ("Removable Liens") shall be removed by Sellers by the payment of money on or before the date of Closing and shall not be Permitted Title Exceptions hereunder.

     5. Closing. When used herein, the term "Closing" shall mean the conveyance of the Premises to Purchaser, the payment of the Purchase Price to Sellers and the issuance to Purchaser of the title insurance policy described in Paragraph 8 below. Subject to the potential rescheduling of the Closing by Sellers (as described below in this Paragraph 5), the Closing shall take place on or before the thirtieth (30th) day after the Purchaser has received each and all of the Approvals (defined below), provided that all conditions to Purchaser's obligation to close under this Agreement (including, but not limited to, the receipt by Purchaser of all Approvals described in Paragraph 14F hereof) have been satisfied or waived in writing by Purchaser. Each party hereto shall be responsible for paying the fees and expenses of its respective attorneys and other advisors; the payment of any costs incurred in connection with the Closing, other than those costs specifically designated in this Agreement as the responsibility of a particular party, shall be shared equally by Sellers and Purchaser.

          If the Closing has not occurred by Friday, October 31, 1997, Sellers may unilaterally defer the Closing to the first business day of 1998 by giving written notice thereof to Purchaser. In the events that (a) Sellers choose to defer the Closing to the first business day of 1998, and (b) Purchaser wishes to commence construction activities on the Real Estate during the months of November or December of 1997, Purchaser shall give written notice to Sellers of Purchaser's desire to commence construction prior to the Closing and Purchaser will attach the following documents to Purchaser's notice: the certificate(s) of insurance obtained by Purchaser with respect to the Real Estate and the proposed development thereof, indicating general insurance coverage(s) of no less than Two Million Dollars ($2,000,000.00) and naming Sellers as additional insureds; Purchaser's financial statements; and a letter addressed to Sellers whereby Purchaser agrees to indemnify and hold harmless Sellers with respect to Purchaser's pre-Closing construction activities on the Real Estate, Purchaser's promise to remove any and all liens on the Real Estate caused by Purchaser's action(s), and Purchaser's promise to restore the Real Estate to its condition as of the Effective Date in the event that Purchaser fails to close the purchase of the Premises for any reason other than Sellers' default(s). If the form and substance of Purchaser's notice and attachments are reasonably satisfactory to Sellers, Sellers shall promptly grant Purchaser's request by giving written notice to Purchaser (which notice shall include Sellers' grant of an appropriate consent, right and license to permit Purchaser and its architects, contractors, sub-contractors, and others to mobilize and commence activities on the Real Estate). In the event that Purchaser elects to commence construction upon the Real Estate prior to the Closing pursuant to this Paragraph 5, Purchaser shall be deemed to have irrevocably waived all conditions (except for any default(s) by Sellers) to Purchaser's obligations to close the transactions contemplated by this Agreement.

     6. Method of Closing. The Closing shall be a "New York style" closing, pursuant to which the title insurance policy to be delivered to Purchaser pursuant to this Agreement shall be delivered at the Closing and shall be dated as of the date of Closing.

     7. Commitment, Searches and Survey. Not later than ten (10) days following the Effective Date of this Agreement, Sellers (at Sellers' sole cost and expense) shall deliver or cause to be delivered to Purchaser, in form and substance reasonably satisfactory to Purchaser:

     A. A commitment ("Commitment") to issue an ALTA owner's title insurance policy for the Real Estate for the benefit of Purchaser, issued by the Title Company in the amount of the Purchase Price covering title to the Real Estate on or after the date hereof, showing good, marketable and indefeasible fee simple title to the Real Estate in the Trusts. Sellers shall also deliver to Purchaser, together with the Commitment, a copy of all documents of record and all exceptions to title to the Real Estate as indicated in the Commitment.

     B. Six (6) copies of an ALTA-ACSM Class A survey ("Survey") (including field notes) with respect to the Real Estate and the Improvements, dated and certified as of a date subsequent to the Effective Date of this Agreement, prepared by a Public Surveyor registered by the State of Illinois, setting forth the legal description of the Real Estate showing the location of any improvements, and showing the size and location of all easements, encroachments and encumbrances listed on the Commitment (identifying each by volume and page reference, if applicable), reciting the exact area of the Real Estate in acres and square feet, reciting the exact area of each easement, encroachment and encumbrance, showing no portion of the Real Estate situated in an area designated by the U.S. Secretary of Housing and Urban Development (or by any other governmental or quasi-governmental agency or authority having jurisdiction over the Real Estate) as a flood plain, special flood hazard area or general hazard area, showing all visible utility lines upon the Real Estate, and indicating such other information reasonably requested by Purchaser in writing prior to the expiration of the Feasibility Period. The Survey shall meet the accuracy requirements of an ALTA-ACSM Class A survey, and contain a certificate specifically addressed to Purchaser, the Title Company and any other party or parties designated by Purchaser reading as follows:

               "The undersigned does hereby certify that (i) this survey was this day made upon the ground of the property reflected hereon, for the benefit of and reliance by Sellers, Purchaser, the Title Company and all other parties listed above; (ii) the description contained hereon is correct; (iii) the property and each parcel thereof has access to and from a dedicated roadway as shown hereon; (iv) except as shown hereon, there are no discrepancies, conflicts, shortages in area, encroachments, improvements, overlapping of improvements, setback lines, easements, or roadways; (v) the total acreage and the gross square footage and the square footage net of any portion of the property lying within public roadways shown hereon are correct; (vi) none of the property lies within the 100-year flood plain or any special flood hazard area or general hazard area as designated by any governmental agency; and (vii) this survey satisfies the accuracy requirements of an ALTA/ACSM Class A survey."

          The Survey must be satisfactory to the Title Company so as to permit it to delete the area and boundary exception in the Title Policy except for "shortages in area."

     C. Searches, dated not more than one (1) week prior to delivery, of all Uniform Commercial Code financing statements and tax liens related to the Premises filed against Sellers, as debtors, with the appropriate public official of the State of Illinois, the appropriate public official of DuPage County, Illinois, or with any other governmental agency or authority or in any public record (the "Searches").

     If such Commitment, Survey or Searches are not delivered to Purchaser within the specified time, then, without limiting other rights available to Purchaser hereunder or under law, Purchaser may elect to terminate this Agreement by written notice to Sellers and, thereupon, this Agreement shall become null, void and of no further force or effect. In the alternative, Purchaser may elect to extend the time for delivery of the above-described items, and the time for delivery of the above-described items shall be deemed extended unless and until Purchaser sends the written notice of termination.

     8. Title Policy. Sellers, at Sellers' sole cost and expense, shall deliver or cause the Title Company to deliver to Purchaser, prior to the disbursement by the Title Company of the Purchase Price deposited by Purchaser an ALTA owner's title insurance policy (the "Title Policy") with respect to the Real Estate, in the amount of the Purchase Price, in a form reasonably acceptable to Purchaser, issued by the Title Company pursuant to the Commitment containing no exceptions other than the Permitted Title Exceptions and insuring fee simple title to the Real Estate and improvements in Purchaser or Purchaser's Nominee. The Title Policy shall provide extended coverage over the general exceptions and include the following endorsements: (i) zoning, (ii) access,
(iii) contiguity, if appropriate, (iv) location and (v) such other endorsements as reasonably requested by Purchaser; provided, however, that the costs of such endorsements payable by Sellers shall not exceed the amount of Five Hundred Dollars ($500.00).

     9. Correction of Defects. If the Commitment, the Survey or the Searches disclose exceptions to title or other matters not permitted hereunder or otherwise objectionable to Purchaser, and Purchaser sends written notice to Sellers objecting to such matters within fifteen (15) business days after the date of Purchaser's receipt of the last of the Commitment, Survey and Searches, then Sellers shall have fifteen (15) business days from delivery by Purchaser of such notice in which to have such exceptions or other matters corrected, removed or otherwise waived. Notwithstanding anything in this Agreement to the contrary, the Feasibility Period shall not end before the day which is ten (10) business days following the day on which Purchaser receives written evidence, reasonably satisfactory to Purchaser, that such exceptions or other matters have been corrected, removed or otherwise waived. If Purchaser does not receive written evidence, reasonably satisfactory to Purchaser, that such unpermitted exceptions or other matters have been corrected, removed or otherwise waived to Purchaser's reasonable satisfaction within the permitted time,

Purchaser may elect, upon written notice delivered to Sellers within fifteen
(15) business days after the expiration of the time permitted for curing such defects to terminate this Agreement, or to extend the time permitted for such cure. Any extension or extensions of time permitted by this Paragraph shall not affect any of Purchaser's rights under this Agreement.

     10.  Sellers' Deliveries; Inspection.
          -------------------------------

     A. Sellers shall deliver to Purchaser no later than ten (10) days after the Effective Date of this Agreement:

          (1) a true and correct copy of the real estate and personal property tax bills and notices of assessed valuation pertaining to the Premises for the five most recent years, including any pending or past tax protests or appeals, if any, and all documents, correspondence, pleadings and all other information relating to any and all pending or past tax protests and appeals relating to the Real Estate, or the Premises;

          (2) true and correct copies of all leases, contracts and agreements, and all amendments or modifications thereto, which Sellers or their agents or affiliates have entered into in connection with or related to the ownership, development, construction, operation, management or use of the Premises and of all guarantees and warranties extended or assigned to Sellers in connection therewith which are currently in effect, if any;

          (3) true and correct copies of all permits, licenses, authorizations and other approvals issued with respect to the Premises or any proposed development thereof (the "Permits"), if any;

          (4) a schedule ("Personal Property Schedule") listing all Personal Property which forms a part of the Premises, if any;

          (5) to the extent in Sellers' possession, "as-built" drawings of any underground utilities (including storm sewer, sanitary sewer, water, gas and telephone and/or electric service cables) located under the Real Estate, and all other materials reflecting the current status of the zoning classification applicable to the Premises and the availability of utilities (including, water, waste water, electricity, gas and telephone service) to the Premises; and

          (6) any and all existing soil studies and reports, any environmental assessments, studies, tests, reports and analyses, and all other studies, reports, permits, subdivision and planned unit development plats, approvals and plans, surveys, zoning information, topographical and engineering studies, any correspondence related to any of the foregoing, and all other data and information relating to the Premises, or any portion thereof, or any proposed development or operation thereof, which Sellers have in Sellers' possession or which were prepared for or on behalf of Sellers.

     B. Purchaser shall inform Sellers, not less than fifteen (15) days prior to the date of the Closing, which of the leases, contracts and agreements delivered to Purchaser pursuant to Paragraph 10A(2) (if any) and which of the Permits (if any) Purchaser desires to have assigned to it by Sellers. To the extent assignable, Sellers shall assign to Purchaser all of Sellers' rights, title and interests in, to and under any and all such contracts and agreements and any and all Permits so designated by Purchaser, and Sellers shall obtain any and all required consents to the assignments of such contracts and agreements and Permits prior to the date of the Closing.

     C. Purchaser, its agents, representatives and employees may, during reasonable business hours, between the Effective Date of this Agreement and the date of the Closing, inspect the Premises, and any portion thereof, and conduct studies, tests and analyses with respect thereto. Purchaser shall, at Purchaser's expense, restore the Premises to pre-inspection condition and indemnify Sellers with respect to any personal injury, death or property damage caused by Purchaser's inspections, studies, tests and/or analyses; and Purchaser shall deliver to Sellers a copy of Purchaser's certificate(s) of insurance, which certificate(s) will indicate general insurance coverage(s) of no less than Two Million Dollars ($2,000,000.00) and list Sellers as additional named insureds.

     11. Sellers' Covenants. Between the Effective Date of this Agreement and the date of the Closing, Sellers shall:

     A. Keep and perform all of the obligations to be performed by the Sellers under each and every lease, agreement, contract and Permits relating to or affecting the Premises, or any portion thereof;

     B. Not enter into, execute, extend or renew any lease, easement, license or any other agreement or contract relating to or affecting the Premises, or any portion thereof, or modify, amend or terminate any lease, contract or agreement to be assigned to Purchaser pursuant to Paragraph 10B, without, in each case, Purchaser's prior written consent and approval;

C. Unless such condition or instrument can be released and/or cancelled by Sellers' action(s) on or before the date of the Closing, not mortgage, hypothecate or further encumber the Premises or any portion thereof or permit any liens on the Premises or any portion thereof to arise by operation of law;

D. Effectuate, at Sellers' own expense, all necessary maintenance, repairs and replacements required to maintain the Premises in good condition and repair;

E. Not convey or remove from the Premises or any portion thereof any of the Personal Property located on the Premises;

F. Remedy, at Sellers' own expense, all violations of laws, ordinances, orders or other requirements relating to the ownership, construction, development and operation of the Premises which have been or may be imposed by any governmental authority having jurisdiction over, or affecting, all or any part of the Premises prior to the date of the Closing; and

G. Cooperate with Purchaser, at Purchaser's expense, in obtaining all Approvals described in Paragraph 14F hereof, and take all actions that are necessary or appropriate and which are reasonably requested by Purchaser in connection therewith.

      12. Representations and Warranties.

A. In order to induce Purchaser to enter into this Agreement, the Trusts hereby represent and covenant, and the Beneficiaries represent and warrant, to Purchaser that on the Effective Date and on the date of the Closing:

     (1) Sellers have all necessary and requisite authority to enter into this Agreement and to consummate all of the transactions contemplated hereby, and the persons executing this Agreement and all other documents required to consummate the transactions contemplated hereby on behalf of Sellers are duly authorized to execute this Agreement and such other documents on behalf of Sellers, and are authorized to bind Sellers.

     (2) The Trusts are duly formed and validly existing under the laws of the State of Illinois.

     (3) Sellers are "United States persons", as defined by Internal Revenue Code Section 1445 and Section 7701.

     (4) The execution of this Agreement by Sellers does not, and the performance by Sellers of the transactions contemplated by this Agreement will not, violate or constitute a breach of the charter and/or other governing documents of the Trusts, or any contract, permit, license, order or decree to which Sellers are a party or by which Sellers or their assets are bound.

     (5) Sellers have good, marketable and indefeasible fee simple title to the Real Estate, subject only to the matters disclosed in the Commitment.

     (6) To Sellers' actual knowledge, the Premises and the operation thereof are not in violation of any applicable federal or state law, or any ordinance, order or regulation of any governmental or quasi-governmental agency having jurisdiction over the Premises, and no proceedings of any type (including condemnation or similar proceedings) have been instituted or to the knowledge of the Sellers are pending or contemplated against the Real Estate or any part thereof or the Premises or any portion thereof.

     (7) No party, person or entity is in possession of the Premises or any portion thereof, and, no party, person or entity has any interest in the Premises, or any portion thereof, except Sellers.

     (8) There are no unrecorded liens or encumbrances, (including, but not limited to, liens relating to environmental matters) against the Premises or any portion thereof.

     (9) There are not presently pending any special assessments of any nature with respect to the Real Estate or any portion thereof, nor have the Sellers received any written notice of nor have the Sellers knowledge of any such special assessment being contemplated.

     (10) There are no agreements, contracts, leases, commitments, Permits or other documents, together with all amendments thereto and modifications thereof, relating or pertaining, in any way, to the Premises or any portion thereof, or to its ownership or operation, which have not been delivered to Purchaser or will not be delivered to Purchaser, within the time period provided herein.

     (11) There are no outstanding contracts or commitments made by Sellers (or any of their agents or affiliates) for the work or materials in connection with the Premises or for any improvements to the Premises which have not been, or will not be on or before the date of the Closing, fully paid for on a timely basis and except for any leases, contracts or agreements to be assigned to Purchaser pursuant to Paragraph 10B, there are no leases, contracts, commitments or agreements which will bind Purchaser or the Premises from and after Closing.

     (12) No person or entity has any right or option to acquire all or any portion of the Premises, other than Purchaser pursuant to this Agreement.

     (13) There currently exist no events of default by Sellers, or events which with passage of time or notice or both would constitute events of default by Sellers, under the terms and provisions of any leases or any other contracts or agreements with respect to the Premises to which Sellers are a party, or to Sellers' best knowledge, by any other party thereto.

     (14) Sellers hold, and at all times through the Closing will hold, good, valid and marketable title to the Personal Property, free and clear of any liens, encumbrances or adverse claims, and, Sellers have, and, at all times through the Closing will have, the right and authority to convey or assign to Purchaser all of the Personal Property.

     (15) There are no violations by Sellers or, to the best of Sellers' knowledge, by any other person or entity, of any restrictive covenants or other matters affecting the Real Estate.

     (16) There does not exist any litigation or governmental proceeding (including, without limitation, any eminent domain proceeding) affecting the Premises or any portion thereof, and to Sellers' best knowledge, no such litigation or proceeding is pending, threatened or contemplated.

     (17) To Sellers' actual knowledge, no portion of the Premises contains any building materials containing or manufactured from asbestos in the Premises.

     (18) To Sellers' actual knowledge: (a) Sellers have not generated, treated, stored or disposed of Hazardous Materials (as defined below) in, under or upon the Real Estate (above or below ground), or any portion thereof, or used any Hazardous Materials in or on the Premises, or any portion thereof, in violation of any Environmental Laws; (b) no prior owner and no prior or current occupant generated, treated, stored or disposed of such Hazardous Materials in, under or upon the Real Estate, or used any Hazardous Materials in or on the Premises, or any portion thereof, in violation of any Environmental Laws; (c) no Hazardous Materials are present in, under or upon the Real Estate, or any portion thereof; (d) the Premises and the use and operation of the Premises are not in violation of any Environmental Laws (as defined below); (e) no portion of the Real Estate has ever been used as a sanitary landfill or dump; (f) no underground storage tank or tanks are located on or under the Real Estate; and (g) no Hazardous Materials or underground storage tanks are present in, under or upon any parcel of property adjacent to the Real Estate.

     (19) If Sellers do not furnish the "disclosure document" described in Paragraph 14E hereof, then Sellers represent and warrant that the disclosure is not required in connection with the transactions contemplated by this Agreement.

     (20) No portion of the Premises is a wetland designated by the United States Army Corp of Engineers or other federal state or local body or agency having jurisdiction over the Premises or any portion thereof.

B. In the event at any time prior to Closing either party hereto learns that any of the aforesaid representations and warranties is or are no longer true or valid, the party acquiring such knowledge shall give written notice to the other party, within three business days of acquiring such knowledge, and therein specify the factors rendering or likely to render such representations or warranties untrue or invalid; and Sellers shall have a period of thirty (30) days after delivery of such notice by either party to cure such condition(s). All representations and warranties contained in Paragraph 12 or elsewhere in this Agreement shall be deemed remade as of the date of Closing and shall survive the Closing for a period of eighteen (18) months thereafter. Notwithstanding anything to the contrary in this Agreement, if Purchaser has actual knowledge prior to the Closing that any of Sellers' aforesaid representations and warranties is or are no longer true or valid and if Purchaser elects to close without delivering to Sellers the written notice(s) contemplated in this Paragraph 12(B) prior to the Closing, Purchaser shall be deemed to have waived its claim(s) with respect to such condition(s).

C. Each party hereunder represents to the other party that no party has relied upon any real estate broker or other finder to consummate the transactions contemplated by this Agreement other than Grubb & Ellis, 10275 West Higgins, Rosemont, Illinois 60018 ("Broker"). Pursuant to that certain letter agreement dated February 6, 1997, by and between Sellers and Broker, Sellers shall pay any and all real estate brokerage commissions, finder fees and similar fees payable to Broker by reason of the sale or purchase of the Premises or by reason of any other transaction contemplated by this

     Agreement. Each party hereunder shall indemnify, defend and hold harmless the other party from and against any and all losses, damages, costs and claims suffered or incurred by such other party as a result or by reason of any action(s) by the indemnifying party giving rise to a claim by any person or entity other than the Broker for a commission or fee pertaining to this Agreement or the transactions contemplated herein.


     13. Environmental Indemnity.
         -----------------------

     The following provisions shall survive the Closing. For a period of time that begins on the date of the Closing and ends on that certain date which is three (3) years after the date of the Closing, Sellers hereby agree to indemnify, defend and hold the Purchaser harmless from and against any and all losses, liabilities, damages, injuries, costs, expenses and claims of any and every kind whatsoever paid, incurred or suffered by or asserted against Purchaser for, with respect to, or as a direct or indirect result of Sellers' action(s) with respect to the Real Estate and in breach of any Environmental Law, or any of the warranties and representations stated in Paragraphs 12A(6), 12A(17), 12A(18) and 12A(19) hereof (including, without limitation, any such losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Laws). For purposes of this Agreement, "Hazardous Material" means and includes any waste material or other substance defined as hazardous in 42 U.S.C. Sec. 9601(14) or any related or applicable federal, state or local statute, law, regulation or ordinance, pollutants or contaminants (as defined in 42 U.S.C. Sec. 9601(33), petroleum (including crude oil or any fraction thereof), any form of natural or synthetic gas, sludge (as defined in 42 U.S.C. Sec. 6903(26A), radioactive substances, hazardous waste (as defined in 42 U.S.C. Sec. 6903(27)) and any other hazardous wastes, hazardous substances, contaminants or pollutants as defined or described in any of the Environmental Laws. As used in this Agreement, "Environmental Law(s)" means all federal, state and local environmental laws, and any rule or regulation promulgated thereunder and any order, standard, interim regulation, moratorium, policy or guideline of or pertaining to any federal, state or local government, department or agency, including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Federal Insecticide, Fungicide and Rodenticide Act, the Marine Protection, Research, and Sanctuaries Act, the National environmental Policy Act, the Noise Control Act, the Safe Drinking Water Act, the Resource Conservation and Recovery Act ("RCRA"), as amended, the Hazardous Material Transportation Act, the Refuse Act, the Uranium Mill Tailings Radiation Control Act and the Atomic Energy Act and regulations of the Nuclear Regulatory Agency, and all state and local counterparts or related statutes, laws, regulations, and order and treaties of the United States. The indemnification hereunder shall include and benefit Purchaser's lender, all subsidiaries, affiliates or corporations connected with such lender or Purchaser, and their respective agents, representatives, employees, officers, insurers, directors, stockholders, successors and assigns.

     14. Conditions to Purchaser's Obligation to Close. The obligations of Purchaser to close the transactions contemplated by this Agreement and to pay the Purchaser Price are conditioned upon and subject to the satisfaction on or before the date of Closing (or waiver by Purchaser) of each of the following conditions:

     A. Sellers shall have performed and complied with all agreements, covenants and conditions to be performed or complied with prior to the date of the Closing.

     B. All of Sellers' representations and warranties set forth in this Agreement shall be true and correct as of the date of the Closing.

     C. Sellers shall have complied with all procedures reasonably required by the Title Company or which are customary or appropriate in transactions similar to the transactions contemplated hereby in connection with the consummation of all transactions contemplated hereby.

     D. The Title Company shall be prepared to issue the Title Policy in accordance with this Agreement upon conveyance of the Premises to Purchaser and payment of the Purchase Price to Sellers.

     E. Sellers shall have delivered to Purchaser a copy of any "disclosure document" required by any applicable state or federal law relating to environmental matters, together with evidence, reasonably acceptable to Purchaser, indicating that such document has been properly and timely filed.

     F. The Premises shall have been properly zoned, and Purchaser shall have received all necessary and appropriate permits and approvals (to the extent such permits and approvals can be issued based on the state of the development of the Premises as of the date of the Closing) to permit the development of a congregate-care and assisted-living senior housing facility consisting of approximately 235 residential units on the Premises and the operation thereof as contemplated by Purchaser. Such permits and approvals shall include, but are not necessarily limited to, zoning approvals, a resubdivision or other consolidation of the parcels that comprise the Real Estate in connection with the planned unit development to be proposed by Purchaser, approvals of site plans, access approval and approvals of the proposed curb cuts (collectively, the "Approvals"). Purchaser shall have a period of one hundred twenty (120) days following the expiration of the Feasibility Period to obtain the Approvals, which period of time may be extended in six (6) increments of thirty (30) days each at the election of the Purchaser (which extensions will be granted by Sellers so long as Purchaser is diligently pursuing the issuance of the Approvals); with respect to the first and second of such extensions, if requested by Purchaser by written notice fifteen (15) days in advance of each such extension, Purchaser shall not be required to make any payment to Sellers; with respect to the third and fourth of such extensions, if requested by Purchaser by written notice fifteen (15) days in advance of each such extension (which notice shall be accompanied by Purchaser's check), Purchaser shall pay to Sellers the amount of Ten Thousand Dollars ($10,000.00) apiece; with respect to the fifth and sixth of such extensions, if requested by Purchaser by written notice fifteen
     (15) days in advance of each such extension (which notice shall be accompanied by Purchaser's check), Purchaser shall pay to Sellers the amount of Five Thousand Dollars ($5,000.00) apiece; and Purchaser and Sellers agree that any of such payments for the third, fourth, fifth and/or sixth extensions shall be non-refundable but shall be credited against Purchaser's obligations under Paragraph 15(B) below to deliver the balance of the Purchase Price to Sellers at the Closing. Failure of the Purchaser to serve written notice to Sellers with respect to any of the foregoing six extension periods shall operate to immediately terminate Purchaser's right to request any remaining extensions contemplated in this Paragraph 14(F).

          In the events that (1) Purchaser does not obtain one or more of the Approvals prior to the expiration of the sixth extension contemplated in this Paragraph 14(F) and (2) Purchaser and Sellers have not mutually agreed to further extend the period of time for Purchaser to obtain such Approval(s), then Purchaser may, within five (5) business days following the expiration of such sixth extension, give written notice to Sellers specifying Purchaser's failure to obtain such Approval(s) and expressly terminating this Agreement as a result thereof (the "Contingency Termination Notice"). In the event Purchaser serves a Contingency Termination Notice upon Sellers in a timely fashion, this Agreement shall thereupon terminate and be of no further force or effect, except to Purchaser's obligations to restore the Premises to pre-inspection condition for damage(s) that may have been caused by Purchaser during the Feasibility Period; and Purchaser and Sellers shall promptly direct the Title Company to deliver to Sellers the Earnest Money, together with all interest and earnings accrued thereon, and Sellers shall retain any and all payments made by Purchaser to Sellers pursuant to this Paragraph 14(F). The failure of Purchaser to timely serve a Contingency Termination Notice upon Sellers shall constitute the irrevocable waiver by Purchaser of obtaining such Approval(s) as a condition to Purchaser's obligation to close as contemplated in this Paragraph 14.


     15. Provisions with Respect to Closing.
         ----------------------------------

     A. At the Closing, Sellers shall deliver to Purchaser the following, all in form and substance reasonably satisfactory to Purchaser:

         (1) a trustee's deeds, duly executed and acknowledged by the Trusts, conveying to Purchaser, or Purchaser's Nominee, good, marketable and indefeasible fee simple title to the Real Estate, Improvements and any fixtures located thereon, in proper form for recording and subject only to the Permitted Title Exceptions;

         (2) general warranty assignments or bills of sale, as appropriate, duly executed and acknowledged by Sellers, conveying to Purchaser title to the Personal Property, free and clear of all liens, encumbrances, claims and security interests, with express warranties of good title;

         (3) an original executed copy of each contract or agreement that is assigned to Purchaser;

         (4) an affidavit executed by Sellers, stating Sellers' U.S. Taxpayer identification numbers and that Sellers are not "foreign persons" or "foreign corporations" (as defined under Internal Revenue Code Section 1445 and Section 7701), and that Purchaser is not required to withhold any portion of the Purchase Price under the provisions of such Act;

         (5)  the Title Policy in the form required under Paragraph 8;

         (6) a certificate executed by Sellers to the effect that the representations and warranties made by Sellers to Purchaser are true and correct in all material respects on and as of the date of the Closing;

         (7) a reciprocal easement and maintenance agreement pertaining to the storm water management system discussed in Paragraph 30 below;

         (8) a temporary restrictive covenant to be placed on the Real Estate designating the use of the Real Estate for a congregate-care and assisted-living senior housing facility to be built by Purchaser pursuant to the plans previously reviewed and approved by Sellers (or such other use as may be approved in writing by Sellers at Sellers' sole discretion), which restrictive covenant shall be removed and terminated within five (5) business days after Purchaser builds such facility and receives a certificate of occupancy from the government authorities having jurisdiction over the matter;

         (9) a letter addressed to Purchaser whereby Sellers agree to indemnify and hold harmless Purchaser with respect to any taxes or any penalties or interest thereon pursuant to any governmental law, statute or regulation for which Purchaser is or will be liable for a withholding of funds from the Purchase Price pursuant to any so-called "bulk sales" law or other applicable law, statute or regulation; and

         (10) all such further instruments and documents as are normally made or delivered in connection with the sale of Property similar to the Premises in the county and state where the Premises is located or as may be necessary, expedient, proper, or appropriate in the reasonable opinion of Purchaser or Purchaser's counsel, in order to complete the transactions contemplated hereby.

     B. On the date of the Closing, and provided that all conditions precedent to Purchaser's obligations under this Agreement are satisfied, Purchaser shall deliver to the Title Company, as escrowee, the amount of the Purchase Price (less credits, adjustments and prorations in accordance with this Agreement) by wire transfer or other immediately available funds.

     C. On the date of Closing the Title Company shall disburse the Purchase Price (as adjusted by prorations and credits and Sellers' closing costs) to Sellers and disburse any portion of the Earnest Money which has not been applied to the Purchase Price (together with all interest and earnings accrued on the Earnest Money from the date on which Purchaser first deposited funds into the Escrow) to Purchaser, and Sellers shall deliver possession of the Premises to Purchaser in the same condition as the Premises exists on the date hereof, ordinary wear and tear excepted.

     D. Sellers shall pay: (i) any State or local transfer or stamp taxes or similar charges; (ii) the cost of recording the instruments of conveyance and any releases of Removable Liens or other unpermitted exceptions; and
     (iii) the cost of issuing the Title Policy. Purchaser shall pay the cost of recording any instruments securing financing of Purchaser's acquisition.

The cost of the Escrow and all other closing costs shall be borne one-half by each of Purchaser and Sellers.



16. Closing Adjustments; Security Deposits.
    --------------------------------------

Adjustments shall be made between Sellers and Purchaser for the following items, prorated on a per diem basis, as of midnight of the day preceding the date of the Closing:

     (1) Rents, residency fees and other charges paid under each lease relating to the Premises, or any portion thereof, if any.

     (2) Real estate, personal property and ad valorem taxes and other state or city taxes, charges and assessments affecting the Premises, or any portion thereof, not yet due and payable, shall be prorated on the basis of the most recent fiscal year for which the same are levied or assessed; provided, that if the amount of any such taxes, charges or assessments shall not be fixed or ascertainable before the date of the Closing, the adjustment thereof on the date of the Closing shall be upon the basis of one hundred five percent (105%) of most recent ascertainable amount of such taxes, charges and assessments. In the event any adjustment is made at the Closing pursuant to the preceding sentence, there shall be a re-proration of such tax, charge or assessment immediately upon receipt of the actual bill therefor, and, within ten (10) days of the receipt of such bill, Sellers shall pay Purchaser or Purchaser shall pay Sellers, as the case may be, any amount due the other party as a result of such re-proration.

     (3) Charges for water, electricity, sewer rental, gas, telephone and other utilities for the Premises (normally billed to Sellers) will be paid by Sellers on a per diem basis on the basis of the most recent available bills (subject to readjustment on receipt of bills covering the period in which the Closing occurs), provided that Sellers shall use its best efforts to procure final meter readings of such utilities as of the date of the Closing (if such reading is obtained, no proration of utilities shall be necessary) and to have such bills rendered directly to Sellers (and Sellers will deliver to Purchaser copies of any such bills rendered to Sellers within five (5) days of Sellers' receipt thereof), if any. To the extent deposits held on Sellers' behalf by utility companies are transferable to Purchaser, Sellers shall receive a credit at Closing in the amount of such deposits and such deposits shall be transferred and placed in the name of Purchaser. Otherwise, Sellers shall receive a refund of such deposits and Purchaser shall have no claim with regard to the same.

     (4) Charges under existing service contracts, if any, and other ordinary costs and expenses for maintenance and protection of the Premises.

     (5) Such additional adjustments as are normally made in connection with the sale of property similar to the Premises in the county and state where the Premises is located.

      17. Condemnation. In the event that between the Effective Date of this Agreement and the date of the Closing Sellers receive written notice that any condemnation or eminent domain proceedings are threatened or initiated which might result in the taking of any part of the Real Estate or any of the Improvements, Purchaser may:

     A. terminate this Agreement, in which event, the Earnest Money, together with all interest accrued thereon, shall promptly be returned to Purchaser and all rights and obligations of the parties hereunder shall cease; or

     B. consummate the transactions contemplated by this Agreement, in which event Sellers shall assign to Purchaser all of Sellers' right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

     Sellers shall immediately notify Purchaser in writing of the threat or the occurrence of any condemnation or eminent domain proceedings. Purchaser shall then notify Sellers within fifteen (15) days after the date of Purchaser's receipt of Sellers' notice of such condemnation or eminent domain proceedings whether Purchaser elects to exercise its right under Subparagraph A or B of this Paragraph. In the event Purchaser receives written notice of the threat or occurrence of such condemnation or eminent domain proceedings within fifteen
(15) days prior to the date of Closing, and Purchaser elects to consummate the transactions contemplated by this Agreement within the time period provided above, the date of the Closing shall be adjusted accordingly.

    18. Remedies.
        --------

    A. If Sellers should breach any of their representations, warranties, covenants or agreements contained in this Agreement or in any other agreement, instrument, certificate or other document delivered pursuant to this Agreement or if Sellers should fail to consummate the sale contemplated herein for any reason other than Purchaser's default, Purchaser may avail itself of any and all rights and remedies at law or in equity, including, but not limited to, the right to (1) cancel this Agreement and receive the prompt return of the Earnest Money, together with all interest and earnings accrued thereon; and/or (2) collect monetary damages from Sellers (which, in the event that Purchaser pursues this remedy prior to the Closing, shall be limited to an amount equal to the aggregate amount of the Earnest Money in the Escrow at the Title Company plus any and all payments made by Purchaser to Sellers pursuant to Paragraph 14(F) above); and/or (3) enforce specific performance of this Agreement. The exercise of (or failure to exercise) any one of Purchaser's rights or remedies under this Agreement shall not be deemed to be in lieu of, or a waiver of, any other right or remedy contained herein or available to Purchaser at law or in equity.

     B. If all of the conditions to Purchaser's obligations to purchase the Premises have been satisfied or waived in writing by Purchaser and Sellers are not in default of or under any of Sellers' agreements, covenants or obligations hereunder and Purchaser should fail to consummate the purchase contemplated hereby for any reasons other than Sellers' default, Sellers, as Sellers' sole and exclusive remedy, may receive the Earnest Money, together with all interest and earnings accrued thereon, and retain any and all payments made by Purchaser to Sellers pursuant to Paragraph 14(F) above, as full and final liquidated damages, Purchaser and Sellers hereby acknowledging that, in the event of Purchaser's failure to consummate the sale contemplated hereby, actual damages suffered by Sellers would be difficult and/or inconvenient to determine or ascertain; and, thereafter, there shall be no further liability hereunder on the part of either party or the other party. If, after the Closing, Purchaser should breach any of its representations, warranties, covenants or agreements set forth in this Agreement that pertain to the post-Closing period, Sellers may avail themselves of any and all rights and remedies at law or in equity.

     C. If either Purchaser or Sellers bring an action to enforce their rights under this Agreement, the successful party shall be reimbursed by the unsuccessful party for all costs of enforcement, including reasonable attorneys' fees and court costs. Tender of deed or purchase money shall not be necessary where the other party has defaulted.

     19. Modification, Waiver, etc.
         --------------------------

     A. No waiver of any condition under, and no modification, amendment, discharge or changes of or to this Agreement shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.

     B. This Agreement contains the entire agreement between the parties relating to the transactions contemplated hereby and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein.

      20. Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served when delivered, if delivered by hand to the party to whose attention it is directed, or three (3) Business Days after delivery to a United States Post Office properly addressed, if mailed postage prepaid or one (1) Business Day after delivery to the courier if sent by private receipt courier guaranteeing next day delivery, delivery charges prepaid, or upon transmittal if delivered by facsimile provided receipt of the notice is confirmed, as the case may be, and in each case, addressed as follows:

          A.   If intended for Sellers, to:

               Stahelin Properties
               800 Roosevelt Road
               Building A, Suite 120
               Glen Ellyn, Illinois 60137
               Attn.:  Mr. Michael Stahelin
               Facsimile No. (630) 469-3390

               with a copy to:

               Henry S. Stillwell III, Esq.
               Rathje, Woodward, & Burt
               300 East Roosevelt Road
               Post Office Box 786
               Wheaton, Illinois 60189
               Facsimile No. (630) 668-7350

          B.   If intended for Purchaser, to:

               The Prime Group, Inc.
               77 West Wacker Drive
               Suite 3900
               Chicago, Illinois 60601
               Attn.: Mark J. Iuppenlatz
               Facsimile No. (312) 917-0460
          with a copy to:

          The Prime Group, Inc.
          77 W. Wacker Drive, Suite 3900
          Chicago, Illinois 60601
          Attn.:  Mark J. Schulte
          Facsimile No. (312) 917-0460

or at such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing.

     21. Governing Law. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois, applicable to contracts made and to be performed in that State.

     22. Counterparts. This Agreement may be executed in two or more counterparts (in the form of an original-signature document or in the form transmitted by facsimile as contemplated by Paragraph 20 of this Agreement), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any such counterpart delivered in the form transmitted by facsimile shall be promptly replaced with an original-signature document from the party sending such counterpart by facsimile.

     23. Captions. The captions of this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.

     24. Construction. As used herein, the terms (a) "person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or any agency or political subdivision thereof; (b) "including" shall mean including, without limiting the generality of the foregoing; (c) the masculine shall include the feminine and the neuter; (d) "the best knowledge" or any similar phrase shall mean best knowledge with independent investigation; and
(e) "business day" shall mean any calendar day other than Saturday, Sunday, holiday and any day on which national banks in Chicago, Illinois are authorized to close.

      25. Assignability.

(A) This Agreement and any of the Purchaser's rights hereunder may be assigned by Purchaser prior to the Closing upon written notice to Sellers and without the prior consent of the Sellers. Any such assignment may provide that Purchaser's nominee or assignee assumes all of the provisions of the Agreement to be performed by Purchaser (including Purchaser's use of the Real Estate as a senior housing facility or such other use as may be approved in writing by Sellers at Sellers' sole discretion), but in such event Purchaser shall not be released and discharged of all further liability to Sellers under this Agreement. All references to Purchaser in this Agreement shall be deemed to include references to Purchaser's nominee.

(B) Sellers may not assign this Agreement or any of Sellers' rights hereunder. Notwithstanding the foregoing, Sellers shall have the right to assign this Agreement to a title company or other qualified intermediary in connection with an exchange of real property pursuant to Section 1031 of the United States Internal Revenue Code of 1986, as amended. No such assignment shall relieve Sellers of their obligations to Purchaser under this Agreement.

     26. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     27. Partial Invalidity. If any provision or provisions, or any portion of any provision or provisions, of this Agreement is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent of Sellers and Purchaser that any portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained herein, and that the rights, obligations and interest of Sellers and Purchaser under the remainder of this Agreement shall continue in full force and effect.

     28.  Time is of the Essence.  Time is of the essence of this Agreement.

     29. Acceptance of Offer. The offer to purchase the Premises made by Purchaser by the delivery of a copy of this Agreement as executed on behalf of Purchaser shall automatically terminate and expire at 5:00 p.m. C.S.T. on February 21, 1997, unless said offer is accepted earlier by Sellers' execution of this Agreement, or a counterpart hereof, and by the return to Purchaser of a fully executed copy of this Agreement on or before the date and time aforementioned.

     30. Post-Closing Co-operation. The following provisions shall survive the Closing. Following the completion of the transactions otherwise contemplated in this Agreement pertaining to the Real Estate, Purchaser and Sellers shall thereafter co-operate with each other in good faith with respect to the following specific matters, as well as with any additional matters reasonably requested by either party that does not cause material expense or inconvenience to the other party.

          (a) Purchaser shall use its best efforts to petition the relevant government authorities to vacate, abandon and/or terminate the right of way known as "Milton Avenue" on the Real Estate. In the events that Purchaser's petition succeeds and that Purchaser subsequently wishes to convey, or grant an easement pertaining to, the area of the Real Estate currently occupied by Milton Avenue, then Sellers shall have a right of reverter with respect to the easterly-half of Milton Avenue on the Real Estate.

          (b) Subject to the reciprocal easement and maintenance agreement mentioned in Paragraphs 3 and 15(A) above, an area of the Real Estate shall be maintained by Purchaser, without obligating Purchaser to incur any material or unreasonable expense, to accept storm water that may be generated from time to time from the adjacent property currently owned by Sellers, consisting of approximately four (4) acres and legally described on Exhibit C attached hereto (the "Retained Property"). Any and all costs of site grading, surface and/or subsurface routes, below-grade piping or other infrastructure necessary on the Retained Property, and any oversizing or other adaptations of the pipes on the Real Estate to enable access to, or connections with, the storm water management system on the Real Estate shall be paid by Sellers. The initial costs of constructing the detention pond on the Real Estate to manage the water to be generated by the Real Estate will be paid by Purchaser; any marginal or incremental increases in such costs that Purchaser may incur in order to accommodate the water to be generated by the Retained Property shall be paid by Sellers. The future costs of managing and maintaining, such storm water detention system on the Real Estate shall be paid by Sellers and by Purchaser on a pro rata basis determined by the amounts of water, to be estimated by a civil engineering firm, that will be directed into such system by the Real Estate and the Retained Property, respectively. All of the matters discussed in this Paragraph 30(b), as well as those referenced in Paragraphs 30(c) and 30(d) below, and easements for all related utilities, swales and other items pertaining to the storm water management system will be governed by the aforesaid reciprocal easement and maintenance agreement.

          Unless Purchaser uses the civil engineering services of Lindley & Sons to design such storm water management system, Sellers shall have the right to review and approve the technical specifications of such system, such approval not to be withheld unreasonably by Sellers.

          (c) Subject to the provisions of the reciprocal easement and maintenance agreement mentioned above, Purchaser shall co-operate with Sellers, in a non-monetary fashion, with respect to Sellers' desire to develop the Retained Property as a retail center, and Purchaser agrees that Sellers' intention to maintain a landscaped buffer on the Retained Property, no fewer than ten (10) feet wide and starting from the boundary between the Real Estate and the Retained Property, is acceptable to Purchaser.

          (d) Purchaser may, at Purchaser's option and expense, improve DuPage Boulevard west of Nicoll Avenue for vehicular access. If Purchaser elects to construct such vehicular access, then Purchaser shall cooperate in a non-monetary fashion with Sellers' desire to construct additional public parking in the DuPage Boulevard right of way. Subject to the provisions of the reciprocal easement and maintenance agreement mentioned above, in the event that DuPage Boulevard is vacated, Purchaser shall: construct a roadway that provides vehicular access to Sellers' adjacent property; grant a temporary license to Sellers to allow Sellers to construct parking on a portion of the vacated right of way; a grant a perpetual, non-exclusive easement with respect to such roadway and parking.

          (e) Purchaser shall install an east-west sidewalk extension on or from the Real Estate and that will intersect with Nicoll Avenue, unless prohibited by the Village of Glen Ellyn, Illinois; and, if required by the Village of Glen Ellyn, Illinois, Purchaser shall install a sidewalk on the Real Estate along a portion of the Real Estate that is directly adjacent to Nicoll Avenue.


                           [Signature pages follow.]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date the last party signs ("Effective Date").

                                     PURCHASER:

                                     THE PRIME GROUP, INC.
                                     an Illinois corporation



Date: February 19, 1997              By: /s/ Mark J. Schulte
                                         ------------------------------------
                                         Mark J. Schulte
                                     Its: Executive Vice President

SEE RIDER ATTACHED HERETO AND MADE A PART THEREOF

                                     SELLERS:

                                     Firstar DuPage Bank (Glen Ellyn,
                                     Illinois) Trust No. 3612 dated
                                     December 4, 1989

                                     By: /s/ Norma J. Haworth
                                         ------------------------------------
                                         Norma J. Haworth, Land Trust Officer

Date: February 24, 1997              By: Attest: Mary Figiel
                                     Its: Mary Figiel, Land Trust Officer
                                          -----------------------------------

SEE RIDER ATTACHED HERETO AND MADE A PART THEREOF

                                     Firstar DuPage Bank (Glen Ellyn,
                                     Illinois) Trust No. 3625 dated
                                     February 22, 1990

                                     By: /s/ Norma J. Haworth
                                         ------------------------------------
                                         Norma J. Haworth, Land Trust Officer

Date: February 24, 1997              By: Mary Figiel
                                     Its: Mary Figiel, Land Trust Officer
                                          -----------------------------------

                                     West Suburban Bank (Lombard,
                                     Illinois) Trust No. 1975 dated
                                     December 13, 1978

Date: February 24, 1997              By: /s/ Patricia L. Fleischman
                                         -----------------------------------
                                     Its: Trust Officer
                                         -----------------------------------

                                     L/M Development, an Illinois
                                     partnership

Date: February 24, 1997              By: /s/
                                         -----------------------------------
                                     Its: General Partner

Date: February 24, 1997              /s/ Leland M. Stahelin
                                     ------------------------------------
                                     Leland M. Stahelin



Date: February 24, 1997              /s/ Michael Stahelin
                                     ------------------------------------
                                     Michael Stahelin


docs\Horn\ellyn

                   REAL ESTATE CONTRACT EXONERATION--SELLER

This Contract is executed by Firstar Bank Illinois, not personally but as Trustee under Trust No. 3612 and 3625 as aforesaid, in the exercise of power and authority conferred upon and vested in said Trustee as such, and it is expressly understood and agreed that nothing in said Contract contained shall be construed as creating any liability on said Trustee personally to pay any indebtedness accruing thereunder, or to perform any covenants, either expressed or implied, in said Contract (all such liability, if any, being expressly waived by said purchaser and by every person now or hereafter claiming any right or security thereunder) and that so far as said Trustee is concerned, the owner of any indebtedness or right accruing under said Contract shall look solely to the premises described therein for the payment or enforcement thereof, it being understood that said trustee merely holds legal title to the premises described therein and has no control over the management thereof or the income therefrom, and has no knowledge respecting rentals, leases, or other factual matter with respect to said premises, except as represented to it by the beneficiary or beneficiaries of said trust.

                                   EXHIBIT A
                                   ---------

                               LEGAL DESCRIPTION
                                       of
                                the Real Estate



      [TO BE SUPPLIED BY SELLERS SUBJECT TO TITLE COMPANY VERIFICATION.]

                                   EXHIBIT B
                                   ---------

                           Escrow Trust Instructions

                         EARNEST MONEY ESCROW AGREEMENT













                              EXHIBIT B - PAGE 1

                                 CHICAGO TITLE


                                                       Refer to: Alan R. Kalas
                                                       Phone no.: (630) 871-3534
                                                       Fax no.: (630) 871-3588

                 STRICT JOINT ORDER ESCROW TRUST INSTRUCTIONS
________________________________________________________________________________

ESCROW TRUST NO.: 97008861                               DATE: February 24, 1997
________________________________________________________________________________

To: Chicago Title and Trust Company, Escrow Trustee:

Customer Identification:

Seller: Firstar DuPage Bank Trust No. 3612    Purchaser: The Prime Group, Inc.
        et.al.

Property address: The southwest corner of the intersection of DuPage Blvd. and
                  Nicoll Ave., Glen Ellyn, DuPage County, Illinois

Proposed disbursement date:   TBA

Deposits:

(Certified) (uncertified) (cashier's) check(s) in the amount of $10,000.00 representing:

1. Earnest money deposit for the sale of the above-referenced property

2. _____________________________________________________________________________

3. _____________________________________________________________________________


Delivery of Deposits:

The above-referenced escrow trust deposits ("deposits") are deposited with the escrow trustee to be delivered by it only upon the receipt of a joint order of the undersigned or their respective legal representatives or assigns.

In no case shall the above mentioned deposits be surrendered except upon the receipt of an order signed by the parties hereto, their respective legal representatives or assigns, or in obedience to the court order described below.

Billing Instructions:

Escrow trust fee will be billed as follows:

not applicable
________________________________________________________________________________

________________________________________________________________________________

An annual maintenance fee, as determined by the then current rate schedule, will commence_______________________________________________________________________.

PLEASE NOTE: The escrow trust fee for these joint order escrow trust instructions is due and payable within 30 days from the projected disbursement date (which may be amended by joint written direction of the parties hereto).
In the event no projected disbursement date is ascertainable, said escrow trust fee is to be billed at acceptance and is due and payable within 30 days from the billing date. Chicago Title and Trust Company, at its sole discretion, may reduce or waive the escrow trust fee for these joint order escrow trust instructions in the event the funds on deposit herein are transferred to or disbursed in connection with sale escrow trust instructions or an agency closing transaction established at Chicago Title.

Investment:

Deposits made pursuant to these instructions may be invested on behalf of any party or parties hereto: Provided, that any direction to escrow trustee for such investment shall be expressed in writing and contain the consent of all other parties to this escrow, and also provided that you are in receipt of the taxpayer's identification number and investment forms as required. Escrow trustee will, upon request, furnish information concerning its procedures and fee schedules for investment. All "deposits" shall be invested by the escrow trustee in a money market fund for the benefit of Purchaser.

Escrow trust no.: __________________________

--------------------------------------------------------------------------------
Except as to deposits of funds for which escrow trustee has received express written direction concerning investment or other handling, the parties hereto agree that the escrow trustee shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that escrow trustee may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Corporate Fiduciary Act (Ill. Rev. Stat. 1989, Ch 17, Par. 1552-8) and may use any part or all such funds for its own benefit without obligation of any party for interest or earnings derived thereby, if any. Provided, however, nothing herein shall diminish escrow trustee's obligation to apply the full amount of the deposits in accordance with the terms of these escrow trust instructions.

In the event the escrow trustee is requested to invest deposits hereunder, Chicago Title and Trust Company is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of these escrow trust instructions.

Compliance With Court Order:

The undersigned authorize and direct the escrow trustee to disregard any and all notices, warnings or demands given or made by the undersigned (other than jointly) or by any other person. The said undersigned also hereby authorize and direct the escrow trustee to accept, comply with, and obey any and all writs, orders, judgments or decrees entered or issued by any court with or without jurisdiction; and in case the said escrow trustee obeys or complies with any such writ, order, judgment or decree of any court, it shall not be liable to any of the parties hereto or any other person, by reason of such compliance, notwithstanding any such writ, order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case the escrow trustee is made a party defendant to any suit or proceedings regarding this escrow trust, the undersigned, for themselves, their heirs, personal representatives, successors, and assigns, jointly and severally, agree to pay to said escrow trustee, upon written demand, all costs, attorney's fees, and expenses incurred with respect thereto. The escrow trustee shall have a lien on the deposit(s) herein for any and all such costs, fees, and expenses. If said costs, fees, and expenses are not paid, then the escrow trustee shall have the right to reimburse itself out of the said deposit(s).

Execution:

These escrow trust instructions are governed by and are to be construed under the laws of the State of Illinois. The escrow trust instructions, amendments or supplemental instructions hereto, may be executed in counterparts, each of which shall be deemed an original and all such counterparts together shall constitute one and the same instrument.


               For Seller:                                For Purchaser:

Firm/Name: Rathje, Woodward, Dyer & Burt    Firm/Name:  The Prime Group, Inc.
          -------------------------------              -------------------------

     Attn: Henry S. Stillwell, III              Attn:  Mark J. Iuppenlatz
          -------------------------------              -------------------------

  Address: 300 E. Roosevelt Road, Suite 300   Address: 77 West Wacker Drive,
          ------------------------------               Suite 3900
                                                       -------------------------

City/State: Wheaton, IL 60187              City/State: Chicago, Illinois 60601
           ------------------------------              -------------------------

Phone no.: (630) 668-8500                   Phone no.: 312-917-1500
           ------------------------------              -------------------------

Signature: /s/ Henry Stillwell              Signature: ????
           ------------------------------              -------------------------

Accepted:  Chicago Title and Trust Company, as Escrow Trustee

       By:  ????                                 Date:  2/25/97
           ------------------------------              -------------------------

                                   EXHIBIT C
                                   ---------

                               LEGAL DESCRIPTION
                                       of
                             the Retained Property


                          [to be supplied by Sellers]















                              EXHIBIT C - PAGE 1